Exhibit 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 01/06/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.98%	0.98%	0.98%
Class B Units	0.97%	0.97%	0.97%
* Subject to independent verification

WEEKLY COMMENTARY FOR THE WEEK ENDED JANUARY 06, 2006

The Grant Park Futures Fund posted gains during the first week of the New Year. The majority of gains came from positions in the stock indices and metals sector. Losses were from positions in the currencies and interest rates.

Long positions in domestic stock indices recorded gains on speculation that the U.S. Federal Reserve Bank may be near the end of its tightening cycle. The minutes from the December 13th Federal Open Market Committee (FOMC) released on Tuesday of last week indicated that some FOMC members believed that further rate increases would not be large. Optimism that the central bank could be near the end of an 18-month cycle that saw 13 rate hikes gave investors reason to purchase stocks in all of the indices. The March S&P Composite Index gained 37 points for the week while the NASDAQ-100 was 89 points higher. Analysts said that the optimism surrounding the U.S. indices sparked buying in bourses around the globe which benefited long positions. Gains registered in other markets included the German DAX up 2.37%; the Tokyo Nikkei up 1.97%; the Paris CAC up 3.22% and the London FTSE-100 again up 2.01%.

Prices in the metal sector were higher benefiting long positions. February gold prices rallied $22.30 to close the week at $541.20 per ounce. Analysts attributed the price rise to a weaker U.S. dollar (which makes the precious metal more affordable to those holding foreign currencies) and to higher energy prices as investors purchased the precious metal as a “safe haven” investment to protect them from the threat of higher inflation. Longs in silver also posted gains when the March contract on COMEX settled 28.3 cents higher at $9.173 per ounce.

The aforementioned release of the December FOMC minutes sent the U.S. dollar lower which resulted in losses for the currency sector. The prospect of a leveling-off in U.S. short-term interest rates is considered unfriendly to the dollar as investors generally seek to invest in currencies where higher interest rates exist. Short positions in the Australian dollar, the Swiss franc and the euro recorded losses as all of those currencies appreciated against the greenback. Long positions in the dollar index in New York sustained losses when the index fell 234 basis points for the week.

Lastly, higher prices for short-term interest rate products resulted in losses for the interest rate sector. The news on Friday that the U.S. economy added 108,000 jobs in December against economists’ estimates of roughly 200,000 which sent prices for the eurodollar contract higher for the week and resulted in losses to short

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
  Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

positions. Analysts indicated that the lower-than-expected rise in job creation resulted in higher prices as any slowdown in the economy might lead to lower interest rates.  Shorts in the Canadian bank bills and LIFFE euribor also lost ground for the week.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
    Chicago, IL 6066
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com